                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               AZTAR CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                          [LOGO OF AZTAR CORPORATION]
                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

                                March 29, 1999

Dear Fellow Shareholder:

  You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Aztar Corporation to be held on Thursday, May 6, 1999 at The Tropicana Casino and Resort, Brighton Avenue and The Boardwalk, Atlantic City, New Jersey, at 11:00 a.m. local time.

  The principal business of the Annual Meeting will be the election of three directors to serve individual terms and to approve the adoption of the 1999 Employee Stock Option and Incentive Plan. As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of the Board's nominees and FOR the adoption of the 1999 Employee Stock Option and Incentive Plan. Each of these nominees is currently a director of Aztar and has provided dedicated service to the Company.

  After more than 20 years of distinguished service to your Company, John R. Norton, III is retiring as a director. We gratefully acknowledge his many contributions to Aztar over the years.

  Your vote is most important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. This will not prevent you from voting in person at the Annual Meeting or at any adjournment or postponement thereof, but will assure that your vote is counted if you are unable to attend.

  As in past years, members of the Company's management will review the performance and prospects of the Company at the Annual Meeting and will be available to answer your questions. Your Board of Directors and Management look forward to greeting personally all of you who are able to attend.

  On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          Paul E. Rubeli

                                          /s/ Paul E. Rubeli

                                          Chairman of the Board, President
                                          and Chief Executive Officer

                          [LOGO OF AZTAR CORPORATION]
                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 1999

To the Shareholders of Aztar Corporation:

  Notice is hereby given that the 1999 Annual Meeting of Shareholders (the "Meeting") of Aztar Corporation ("Aztar") will be held at The Tropicana Casino and Resort, Brighton Avenue and The Boardwalk, Atlantic City, New Jersey, at 11:00 a.m. on Thursday, May 6, 1999, for the following purposes:

  1. To elect three Directors to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified;

  2. To approve the adoption of the 1999 Employee Stock Option and Incentive Plan described herein.

  3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

  NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

  Pursuant to Aztar's By-Laws, the Board of Directors has fixed Wednesday, March 10, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of Aztar's common stock at the close of business on that date are entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof.

  Aztar's Board of Directors and Management cordially invite you to attend the Meeting. In addition, you are requested to sign and date the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors

                                          Nelson W. Armstrong, Jr.

                                          /s/ NELSON W. ARMSTRONG, JR.

                                          Secretary

Approximate date of mailing to shareholders:
March 29, 1999


                               I M P O R T A N T

 IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                PROXY STATEMENT
                                      OF
                               AZTAR CORPORATION

                      2390 East Camelback Road, Suite 400
                            Phoenix, Arizona 85016

                        ANNUAL MEETING OF SHAREHOLDERS

                                  May 6, 1999

                                    GENERAL

  This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Aztar Corporation ("Aztar" or the "Company"), to be used at the 1999 Annual Meeting of Shareholders of Aztar and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at The Tropicana Casino and Resort, Brighton Avenue and The Boardwalk, Atlantic City, New Jersey, on Thursday, May 6, 1999, at 11:00 a.m. This Proxy Statement, together with the accompanying Notice of Annual Meeting and Proxy Card, are being first mailed to shareholders on or about March 29, 1999.

                      VOTING AND REVOCABILITY OF PROXIES

  March 10, 1999, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of shares of Aztar's common stock, par value $.01 per share ("Common Stock"), at the close of business on that date are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. As of March 10, 1999, there were 45,341,104 shares of Common Stock outstanding. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share, subject to the provisions of the Company's Certificate of Incorporation.

  Proxies solicited by the Board of Directors of the Company which are properly executed and returned to the Company will be voted at the Meeting, and at any adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR Proposal 1 (the election of the Company's nominees as directors) and FOR Proposal 2 (the adoption of the 1999 Employee Stock Option and Incentive Plan). If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined in accordance with the judgment of the persons named thereon. Other than the election of three directors to the Board of Directors and the approval of the 1999 Employee Stock Option and Incentive Plan, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

  The presence in person or by proxy of the holders of record of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the Meeting. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the Meeting. Under applicable Delaware law, abstentions and broker non-votes will be excluded. The 1999 Employee Stock Option and Incentive Plan will be approved by the affirmative vote of the majority of shares present in person or represented by proxy. Under applicable Delaware law and rules of the New York Stock Exchange abstentions will be counted as a vote against the proposal and broker non-votes will be excluded.

  A vote FOR the Board of Directors' nominees on the accompanying Proxy Card will give the proxies named therein discretionary authority to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable or unavailable to serve (an event not now anticipated).

  Execution of a Proxy Card will not affect your right to attend the Meeting and to vote in person. A shareholder executing a proxy may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Company at the address provided above, (ii) filing a duly executed proxy bearing a later date or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.

  Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or in person at the Meeting. Shareholders are requested to vote by completing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope.

                     ELECTION OF DIRECTORS OF THE COMPANY

Nominees for Election as Directors

  Pursuant to the Company's Certificate of Incorporation, the Board of Directors consists of not less than five nor more than thirteen Directors and is divided among three classes of members holding three-year staggered terms, with each class as nearly equal in number as possible. The Board of Directors has adopted an amendment to the Company's By-Laws in which those directors who were not age seventy at the time the amendment was adopted would retire from the Board of Directors at the next Annual Meeting of Shareholders held after they reach seventy years of age. A class of three directors will be elected at the Meeting to serve until the 2002 Annual Meeting of Shareholders or until their respective successors have been elected and qualified. The Company's Board of Directors has nominated the following three individuals to serve as directors: John B. Bohle, Linda C. Faiss, and Paul E. Rubeli, all of whom are currently members of the Board. Each of the Board of Directors nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if for any reason any Board nominee should become unable or unavailable to serve as a director, the persons named in the enclosed proxy may vote with discretionary authority for a substitute. The enclosed proxy cannot be voted for a greater number of persons than three. The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board's nominees.

  The table below includes certain information as of March 1, 1999, regarding the three nominees of the Board of Directors and also regarding the other seven Directors whose terms of office will continue after the Meeting.

 Name, Age, and       Principal Occupations (1994-Present) and     Year First
   Year Present              Certain Other Directorships            Became a
  Term Expires                     Presently Held                 Director(/1/)
 --------------       ----------------------------------------    -------------
 Nominees
 John B. Bohle, 55   Senior Vice President and Partner of Ray &       1992
  (1999)              Berndtson since 1981 (executive
                      recruiting services).
 Linda C. Faiss, 56  Partner, Faiss Foley Merica LLC (public          1997
  (1999)              relations and government affairs) since
                      1998, formerly Senior Vice President of
                      Dunn Reber Glenn Marz (advertising/public
                      relations agency).
 Paul E. Rubeli, 55  Chairman, President and Chief Executive          1985
  (1999)              Officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS.

                          Principal Occupations (1994-Present)
 Name, Age, and                           and                     Year First
   Year Present               Certain Other Directorships          Became a
  Term Expires                       Presently Held              Director(/1/)
 --------------           ------------------------------------   -------------
 Other Directors
 Gordon M. Burns, 46     President of Katama Capital                 1998(/2/)
  (2001)                  (investment firm) since 1998;
                          formerly Senior Managing Director,
                          Union Bank of Switzerland.

 Edward M. Carson, 69    Retired (formerly Chairman of First         1975(/3/)
  (2001)                  Interstate Bancorp from 1990 to
                          1995); Director of Castle & Cooke,
                          Inc. (real estate and resorts),
                          Schuff Steel Company, Terra
                          Industries, Inc. (agribusiness
                          products), and Wells Fargo Bank.

 Robert M. Haddock, 54   Executive Vice President and Chief          1989
  (2000)                  Financial Officer of the Company.

 James L. Kunkel, 61     Vice President, Pinnacle West Capital       1998(/2/)
  (2001)                  Corporation (holding company), and
                          President of Eldorado Investment
                          Company, since 1997; formerly
                          Partner of Coopers & Lybrand.

 Robert S. Rosow, 79     Independent Certified Public                1969
  (2001)                  Accountant since 1953.

 Richard Snell, 68       Chairman of Pinnacle West Capital           1981
  (2001)                  Corporation (holding company) and
                          Chairman of Arizona Public Service
                          Company (electric utility); formerly
                          Chairman and Chief Executive Officer
                          of Pinnacle West Capital
                          Corporation; Director of Pinnacle
                          West, Arizona Public Service, and
                          Central Newspapers, Inc.

 Terence W. Thomas, 68   Chairman of the Board of Arizona            1978
  (2000)                  Wholesale Supply Company and of
                          National Brands, Inc. (wholesale
                          distributors of consumer products)
                          since 1984.

--------
(1) Aztar Corporation was incorporated in Delaware in June 1989 to operate the gaming business of Ramada Inc. ("Ramada") after the restructuring of Ramada (the "Restructuring"), which was completed on December 20, 1989. All members of the Board of Directors of Ramada as composed at the conclusion of the Restructuring, with one exception, became members of the Aztar Board of Directors at the incorporation of the Company. The terms of Directors set forth above include, with five exceptions, periods of service as Directors of Ramada.
(2) Mr. Burns and Mr. Kunkel were appointed to the Aztar Board of Directors on December 21, 1998.
(3) Under the retirement age prescribed by the Company's By-Laws, Mr. Carson will retire from the Board of Directors at the 2000 Annual Meeting of Shareholders.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      HOLDERS AND DIRECTORS AND OFFICERS

5% Beneficial Owners

  Persons and groups owning in excess of 5 percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to applicable federal securities law. Based upon such reports, the table below sets forth certain information regarding beneficial owners of more than 5 percent of the Common Stock as of March 1, 1999. The Company knows of no other beneficial owner of more than 5 percent of its outstanding Common Stock.

                                               Shares of Common Stock Percent of
   Name of Beneficial Owner                      Beneficially Owned     Class
   ------------------------                    ---------------------- ----------
   Franklin Resources, Inc....................       4,030,100            8.9%
    777 Mariners Island Boulevard
    San Mateo, CA 94404

   Gabelli Funds, Inc.........................       6,124,733           13.5%
    One Corporate Center
    Rye, NY 10580

Directors and Executive Officers

  The table below sets forth certain information regarding Directors' and executive officers' beneficial ownership of Common Stock as of March 1, 1999.

                                              Shares of Common Stock Percent of
   Directors                                   Beneficially Owned*     Class
   ---------                                  ---------------------- ----------
   John B. Bohle.............................          16,000            **
   Gordon M. Burns...........................           5,000            **
   Edward M. Carson..........................          17,400            **
   Linda C. Faiss............................          11,000            **
   Robert M. Haddock.........................         714,944           1.6%
   James L. Kunkel...........................           6,000            **
   John R. Norton, III.......................          30,000            **
   Robert S. Rosow...........................          37,596            **
   Paul E. Rubeli............................         978,688           2.2%
   Richard Snell.............................          57,000            **
   Terence W. Thomas.........................          19,200            **
   Named Executive Officers
   ------------------------
   Nelson W. Armstrong, Jr...................          86,064            **
   Neil A. Ciarfalia.........................          34,333            **
   Meridith P. Sipek.........................          31,000            **
   All Directors and Executive Officers as a
    group (15 persons).......................       2,090,703           4.6%

--------
  *Including, for Mr. Norton, 13,000 shares held by a self-directed pension plan; for Mr. Rosow, 400 shares held in an estate of which Mr. Rosow is the independent executor and in which he disclaims any beneficial interest; for Messrs. Carson, Norton, Rosow, Snell and Thomas 17,000 shares each, for Mr. Bohle 16,000 shares, for Mrs. Faiss 11,000 shares, and for Messrs. Burns and Kunkel 5,000 shares each, which they may acquire by the exercise of stock options within 60 days; for Messrs. Haddock, Rubeli, Armstrong, Ciarfalia and Sipek, 699,277, 822,610, 76,667, 28,333, and 25,000 shares, respectively, which they may acquire by the exercise of stock options within 60 days; and for the Directors and executive officers as a group (15 persons), 1,808,887 shares, which they may acquire by the exercise of options within 60 days.

 **Less than 1% of the outstanding shares of Common Stock.

                         THE BOARD AND ITS COMMITTEES

  The Board has standing Audit, Compensation and Stock Option, Executive, Finance and Nominating committees.

  The Audit Committee is comprised of Mrs. Faiss and Messrs. Norton, Rosow and Snell. This Committee is responsible for reviewing the audit's scope, timing and fee arrangements with Aztar's independent public accountants; reviewing the audit findings and other financial data submitted by both the Company's internal auditors and its independent public accountants; and presenting such findings to the Board.

  The Compensation and Stock Option Committee is comprised of Mrs. Faiss and Messrs. Carson, Norton, Rosow and Thomas. Its responsibilities include reviewing the executive compensation programs for Aztar's senior executive officers, including their salary and bonus arrangements, as well as administering the Company's Stock Option and Incentive Plan and the 1990 Nonemployee Directors Stock Option Plan.

  The Executive Committee is comprised of Messrs. Haddock, Rubeli and Snell. The Executive Committee may act for the full Board of Directors in situations in which the Board delegates such authority to the Executive Committee or in situations in which the Executive Committee finds that emergency circumstances justify expedited action.

  The Finance Committee is comprised of Messrs. Bohle, Carson, Haddock, Snell and Thomas. Its responsibilities include reviewing the various financial activities of the Company and presenting its findings to the Board.

  The Nominating Committee is comprised of Messrs. Bohle, Carson, Norton and Rubeli. The duties of the Nominating Committee are to nominate persons for election or re-election to the Board of Directors. The Nominating Committee may consider proposed nominees for Directors which are forwarded by shareholders to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

  During 1998 the Board of Directors held five meetings. The Audit Committee held five meetings, the Compensation and Stock Option Committee held seven meetings, the Finance Committee held one meeting, the Nominating Committee held two meetings, and there were no meetings of the Executive Committee. No Director attended less than 75 percent of the meetings of the Board and committees of which he/she was a member.

                            EXECUTIVE COMPENSATION

  The following table sets forth the annual compensation paid and accrued by the Company for services rendered during each fiscal year presented, for the chief executive officer and the next four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                                                                Long-Term
                                                              Compensation
                                                              -------------
                                     Annual Compensation         Awards
                                 ---------------------------- -------------
                                                 Other Annual  Securities    All Other
Name and Principal        Fiscal Salary   Bonus  Compensation  Underlying   Compensation
Position                   Year  ($)(1)    ($)      ($)(2)    Options(#)(3)    ($)(4)
------------------        ------ ------- ------- ------------ ------------- ------------
Paul E. Rubeli             1998  607,090 496,314                 150,000       3,838
  Chairman of the Board,   1997  519,435   -0-                   150,000         737
  President and Chief      1996  539,090   -0-                     -0-         1,290
  Executive Officer

Robert M. Haddock          1998  439,026 356,989                 125,000       3,838
  Executive Vice
   President               1997  405,930   -0-                   125,000         737
  and Chief Financial
   Officer                 1996  421,220   -0-                     -0-         1,290

Nelson W. Armstrong, Jr.   1998  168,720  66,950                  20,000       3,838
  Vice President,          1997  162,508  15,531                  20,000       2,201
  Administration and
   Secretary               1996  162,200  15,500                   -0-         1,290

Neil A. Ciarfalia          1998  153,748  60,744                  10,000       3,838
  Treasurer                1997  147,911  14,071    90,432        10,000       2,239
                           1996  145,469  13,827    53,269         -0-           625

Meridith P. Sipek          1998  153,810  60,770                  15,000       3,838
  Controller               1997  146,977  13,978                  15,000       2,220
                           1996  146,315  13,912                   -0-         1,197

--------
(1) The 1998 and 1997 fiscal years included 26 pay periods as compared to 27 pay periods in the 1996 fiscal year.

(2) Reimbursement of relocation expenses: 1997 $79,168; 1996 $49,235.

(3) Grants of nonqualified stock options under the Aztar Corporation 1989 Stock Option and Incentive Plan (the "1989 Plan").

(4) Commencing July 1, 1997, the Company initiated a limited matching contribution to its defined contribution savings plan based on eligible compensation from July 1, 1997. The Named Executive Officers participate in the plan. The amounts credited to the Named Executive Officers' accounts in 1998 were $3,200 for Mr. Rubeli; $3,200 for Mr. Haddock; $3,200 for Mr. Armstrong; $3,200 for Mr. Ciarfalia; and $3,200 for Mr. Sipek. With the exception of Mr. Ciarfalia who is sixty percent vested, the other Named Executive Officers are one hundred percent vested. Under the provisions of the Aztar Employee Stock Ownership Plan (the "Aztar ESOP"), shares of Aztar's Series B ESOP Convertible Preferred Stock that were purchased by the Aztar ESOP with the proceeds of a loan are allocated to participating employees' accounts on a pro rata basis on relative compensation with some limitations. In addition, as long as the loan is outstanding, cash dividends on the Preferred Stock are to be utilized for loan repayments. The value of the cash dividends on the Preferred Stock held in a participant's account that are used for loan repayments is replaced by Preferred Stock of an equal value. The value of the Preferred Stock is the greater of the latest appraisal value of the Preferred Stock, the value of the conversion of the Preferred Stock into Common Stock at
    10.5764 shares of Common Stock for each share of Preferred Stock, or $100.00 for each share of Preferred Stock, the liquidation preference. The latest appraised value of the Preferred Stock is $100.00 per share. Participant accounts are generally payable only on termination of employment or on retirement. The following shares of Preferred Stock and the approximate value that were credited to the Named Executive Officers' accounts in 1998 (other than shares attributable to dividends from such accounts) were approximately 6 shares ($638) for Mr. Rubeli; 6 shares ($638) for Mr. Haddock; 6 shares ($638) for Mr. Armstrong; 6 shares ($638) for Mr. Ciarfalia; and 6 shares ($638) for Mr. Sipek. Subject to compensation limits and plan eligibility, similar allocations were made to the Named Executive Officers' accounts in 1997 and 1996.

                Stock Options Granted in Last Fiscal Year Table

  The following table reflects certain information regarding nonqualified stock options granted in the last fiscal year to the Named Executive Officers.

                                            Individual Grants
                         -------------------------------------------------------
                                    Percent of
                         Number of    Total
                         Securities  Options
                         Underlying Granted to Exercise
                          Options   Employees   or Base              Grant Date
                          Granted   in Fiscal    Price   Expiration   Present
          Name             (#)(1)      Year    ($/sh)(2)    Date    Value ($)(3)
          ----           ---------- ---------- --------- ---------- ------------
Paul E. Rubeli..........  150,000      30.5      7.75     5/11/08     593,715
Robert M. Haddock.......  125,000      25.4      7.75     5/11/08     494,763
Nelson W. Armstrong,
 Jr.....................   20,000       4.1      7.75     5/11/08      79,162
Neil A. Ciarfalia.......   10,000       2.0      7.75     5/11/08      39,581
Meridith P. Sipek.......   15,000       3.1      7.75     5/11/08      59,372

--------
(1) All options were granted under the 1989 Plan. Options vest over a three-year period, and vesting accelerates under the change of control provisions of the 1989 Plan.

(2) Exercise price equals fair market value on date of grant.

(3) The value has been calculated using the Black-Scholes stock option valuation methodology. The model assumed a stock price volatility factor of .51; a risk-free interest rate of 5.74% and no dividends. The options have an exercise period of ten years; however, the estimated effective option life for each person is five years from the date of the grant.

(4) The expiration dates of certain options due to expire on (a) March 8, 1998 were extended to March 8, 2000, and (b) December 9, 2001 were extended to December 9, 2006.

 Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value Table

  The following table sets forth for the Named Executive Officers the aggregate number of option exercises and the value realized on such options exercised, based on the difference between the fair market value of a share of Common Stock at the exercise date less the applicable exercise price and the aggregate number of exercisable and unexercisable options held at fiscal year-end and the value of such options based on the market value of a share of Common Stock at fiscal year-end less the applicable exercise price.

                                                     Number of Securities      Value of Unexercised
                                                    Underlying Unexercised         In-the-Money
                                                        Options/SARs at       Options/SARs at FY-End
                            Shares                        FY-End (#)                    ($)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ------------ ------------ ------------------------- -------------------------
Paul E. Rubeli..........     -0-          -0-           822,610/250,000              925,344/0
Robert M. Haddock.......     -0-          -0-           699,277/208,333              782,406/0
Nelson W. Armstrong,
 Jr.....................     -0-          -0-             76,667/33,333               94,875/0
Neil A. Ciarfalia.......     -0-          -0-             28,333/16,667                    0/0
Meridith P. Sipek.......    20,000       88,388           25,000/25,000                1,250/0

Supplemental Retirement Plans

  In connection with the Restructuring, the Company assumed certain of the obligations of Ramada for a deferred compensation program designed to provide supplementary retirement benefits to certain executive officers and to certain key employees. Certain of the executive officers of the Company participated in the deferred compensation program. The maximum available benefit (payable over 15 years commencing with the participant's retirement at or after age 65) is 15% of his expected salary at age 65 (determined by assuming annual increases in salary at the time of electing to participate at the compounded rate of 6%). As a result of the Restructuring completed in 1989, participants are fully vested in their accrued benefits. The annual benefits payable upon retirement at age 65 are $124,504 for Mr. Rubeli; $85,944 for Mr. Haddock; $42,069 for Mr. Armstrong; and $40,944 for Mr. Sipek.

  The Company has a Nonqualified Retirement Plan for Senior Executives to supplement the retirement income for certain executives selected at the discretion of the Board of Directors. The non-funded plan provides that such an executive upon retirement at age 65 will receive annually 50% of the average of the last five full years of compensation from the Company less any amounts received under an Aztar tax-qualified defined benefit plan and primary Social Security. Messrs. Rubeli and Haddock are participants in the plan and the estimated annual benefits payable upon retirement at age 65 based on actuarial assumptions are $598,395 for Mr. Rubeli and $426,034 for Mr. Haddock.

Compensation of Directors

  Directors who are not full-time employees of the Company are each paid $30,000 per year and are reimbursed for any expenses incurred in attending Directors' meetings. In addition, each such nonemployee Director receives a fee of $1,000 for attending each Directors' meeting and $750 for attending each committee meeting; committee chairpersons receive an additional $500 for each committee meeting attended.

  In addition, nonemployee Directors are granted an option to purchase 5,000 shares of Common Stock when first appointed to the Board and are entitled to receive annually on the day after the Annual Meeting of Shareholders options to purchase 3,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on such dates.

  In connection with the Restructuring, the Company has assumed the obligations of Ramada for a deferred compensation plan for those Directors who were not employed by the Company. Under the Directors' Deferred Compensation Program (the "Directors' Program"), a monthly benefit will be paid for a period of 10 years beginning at the later of age 70 or the cessation of the directorship. Benefits vest fractionally each month during the first five years of participation; however, Directors who were age 65 upon entering the Directors' Program, or who would reach age 65 during the vesting period, would be fully vested at that time. Normal benefits payable are based on the amount of the initial deferral and the number of years of participation from entry into the Directors' Program until age 70. All of the nonemployee Directors of Ramada participated in the Directors' Program. As a result of the Restructuring, participants are fully vested in their accrued benefits. Participants were given a one-time irrevocable election to receive a lump sum cash payment of the present value of their benefits in lieu of the 120 monthly installments currently provided in the agreements. The annual benefits payable, upon cessation of the directorship, for those Directors who elected not to receive the cash payment are: $45,039 for Mr. Norton and $11,424 for Mr. Rosow.

Severance Agreements

  In connection with the Restructuring, the Company has assumed the obligations of Ramada under the severance agreements (the "Severance Agreements") with Messrs. Rubeli, Haddock, Armstrong and Sipek and certain other key employees. The Severance Agreements set forth the terms and conditions of each such executive's termination of employment with the Company following a "change in control". During 1995, the Severance Agreements were rewritten as Aztar Agreements, and Mr. Ciarfalia received a similar "change in control" agreement. The new Severance Agreements provide for the payment of severance benefits to the executive officer if his employment is terminated either by the Company without "cause" (as defined) or by the executive with "good reason" (as defined), which includes the assignment to the executive of duties inconsistent with his prior status or a reduction in his base salary or benefits. In early 1998, the Severance Agreements were amended to provide for three years salary for Messrs. Rubeli and Haddock and two years salary for the other executive officers. Upon such termination with respect to any of the executives, the benefits described below would become payable to such executives.

  In the case of Messrs. Rubeli and Haddock, severance benefits consist of a lump-sum cash payment, payable within 13 days after termination of employment, equal to three times the sum of the executive's annual base salary plus the average bonuses awarded to him in the three years preceding termination of employment, cash-out of outstanding options and vesting and distribution of any restricted stock. The other executive officers would receive twice their annual base salary plus average bonus, plus the other described benefits. The Company would also maintain employee insurance benefits plans in effect for the executives' continued benefit, or provide substantially equivalent benefits, for two years. Except in the case of the severance benefits of Messrs. Rubeli and Haddock, the amount of the severance benefits is limited to the amount that would be deductible by the Company under the federal tax laws. Based upon current salary levels, the appropriate lump-sum cash payment that would be payable under the Severance Agreements to Messrs. Rubeli, Haddock, Armstrong, Ciarfalia and Sipek if their employment is terminated, excluding any payment relating to stock options or restricted stock, would be $2,471,514 for Mr. Rubeli; $1,732,188 for Mr. Haddock; $420,720 for Mr. Armstrong; $383,494 for Mr. Ciarfalia, and $383,506 for Mr. Sipek.

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended 1998, the Compensation and Stock Option Committee (the "Compensation Committee") was comprised of Mrs. Faiss and Messrs. Carson, Norton, Rosow and Thomas.

Board Compensation Committee Report

  During the Company's last fiscal year the Compensation Committee held seven meetings. The functions performed by the Compensation Committee include reviewing the executive compensation programs for the senior executive officers, including their salary and bonus arrangements, as well as administering the Company's Stock Option and Incentive Plan and the 1990 Nonemployee Directors Stock Option Plan.

  Upon the completion of the Restructuring and the commencement of operations of Aztar (a new company in a new industry group), the Compensation Committee, in conjunction with outside consultants, studied various executive compensation practices of companies in the early stages of their respective life cycle, of companies of a similar size, and of companies in the same industry, including, but not limited to, all of the companies that comprised the Dow Jones Casino Index at that time. The Dow Jones Casino Index is utilized in the Performance Graph set forth in a following subsection. The Compensation Committee concluded that an appropriate compensation package for the chief executive officer and the senior management group at such stage of the Company's development should be comprised of an ownership interest; a base salary; and an annual incentive bonus based on the Company's financial performance. The Compensation Committee believed that such a package would compensate executives in a manner that rewarded both current performance and long-term performance and would provide the executive with a financial interest in the success of the Company similar to the interests of the Company's Shareholders. The Compensation Committee also concluded that the total compensation should be at a level for each executive which would allow the Company to attract and retain talented executives whose services are necessary to ensure the continued success of the Company.

  Based on the results of the above-mentioned study, the Compensation Committee set a base salary for the chief executive officer in mid-1990 which increased his base salary to a level that was more in line with the comparable compensation of the chief executive officers and/or division heads of other casino companies. At such time, base salaries were also set for the other executive officers. A bonus plan was also established for the chief executive officer; similar plans were established for the other executive officers. The bonus plans are based on the degree to which the Company meets certain goals set by the Compensation Committee based on the annual profitability of the Company which may lead to accrual of bonuses which may not exceed stated maximum percentages of base salaries (up to 90% for the chief executive officer, among others). Notwithstanding the pre-established performance targets, the Compensation Committee at its discretion may award up to the maximum bonus available to a specific officer(s) under the plan, based on subjective factors such as outstanding performance by an officer in his specific area of responsibility. Bonuses, if earned, are payable as soon as practicable after each fiscal year-end. In order to provide the senior management group (approximately 26 persons including the chief executive officer and the other executive officers) with an ownership interest, an initial grant of nonqualified stock options and restricted stock (both vesting equally over a three-year period) was made upon and shortly following the completion of the Restructuring. A second grant of options to the senior management group and of options and restricted stock to the executive officers was made in December 1991. No grants were made to the executive officers in 1992, 1993 or 1994.

  With the continued proliferation of gaming across the country, there has been a significant demand for experienced senior executives in the gaming industry. After several years of relative stability, the senior management group experienced significant turnover. As a result, the Committee again retained the services of an independent compensation consultant. The study indicated that the Company's direct compensation levels were consistently below industry median practices. However, considering the continuing pressures on earnings and cash flows and wanting to maintain compensation packages that are performance related, it was decided to maintain the restrictions in place on salary adjustments and therefore, only nominal salary increases were made at that time. In addition, the maximum percentages of base salaries utilized for bonus accruals were increased, and an additional grant of time-based restricted stock (restricted shares vest equally over a three-year period from the date of grant--one-third on each anniversary date) to certain members of the senior management group including the executive officers, and a grant of performance-based restricted stock (restrictions vest when certain pre-established price levels of the Common Stock are achieved) to the executive officers was made in 1995. No grants were made to the executive officers in 1996.

  The Committee retained the services of an independent compensation consultant in 1997 and 1998. In May of 1997 and May of 1998 grants of nonqualified stock options were made to certain members of the senior management group including the executive officers. In addition, in 1998, in order to continue to properly incentivize certain members of management, the expiration dates of certain stock options were extended for periods of two years and five years.

  Since (a) the base salary for the chief executive officer had not been adjusted for three years and (b) he had not received a bonus under the bonus plan since the 1994 plan year, the Committee instructed the independent compensation consultant to conduct a compensation study with respect to the chief executive officer's peer group. The Committee approved salary increases for the chief executive and the chief financial officer in 1998. Also, as a result of a peer group review, the severance agreements for the executive officers, among others, were amended to provide for three times the sum of the executive's annual base salary plus the average bonuses awarded him in the three years preceding termination of employment for the chief executive officer and the chief financial officer and two times base salary and average bonuses for the other executive officers.

  Based on the Company's 1998 earnings, as compared to the pre-established targets, certain levels of earnings were achieved and the bonuses were accrued as earned under the 1998 bonus plan year.

  As a result of the chief executive officer's bonus for the 1998 bonus plan year (paid in 1999), his 1999 compensation may slightly exceed the limits on deductibility set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to review this issue.

  As a result of the 1989 Stock Option and Incentive Plan expiring in June 1999, and therefore no stock options being available for future grants, the Committee directed management to prepare a new stock option plan for Board of Directors' approval (February 24, 1999) and subsequent inclusion in the 1999 Proxy Statement for shareholder approval.

  The executive compensation policies and procedures that were established after the Restructuring have remained relatively constant. The Compensation Committee may periodically engage outside consultants to provide updated information on compensation practices in general as well as in the industry. As described above, during 1989, 1990, 1994, 1995, 1997 and 1998, the
Committee retained the services of an independent compensation consultant.

                                      By Compensation and Stock Option Committee

                                      Edward M. Carson
                                      Linda C. Faiss
                                      John R. Norton, III
                                      Robert S. Rosow
                                      Terence W. Thomas

                  APPROVAL OF THE 1999 EMPLOYEE STOCK OPTION
                              AND INCENTIVE PLAN

Background

  At the Meeting, the shareholders will be asked to approve the Aztar Corporation 1999 Employee Stock Option and Incentive Plan (the "1999 Plan") which was adopted by the Company's Board of Directors in February 1999. A summary of the terms of the 1999 Plan appears below, and a copy of the Plan is attached as Exhibit A to this Proxy Statement.

  The 1989 Stock Option and Incentive Plan adopted at the inception of Aztar expires in June 1999. The Board approved the 1999 Plan because it firmly believes that it is in the Company's best interests that its employees own equity in the Company. The Board believes that ownership of Common Stock by employees serves to more closely align the interests of employees with those of shareholders in having the Company prosper and the Common Stock value increase.

  The amount of options (4,000,000) to be granted to the named executive officers, the officers and/or key employees (approximately 30 persons in total) has not been determined. It is anticipated that the shares of Aztar Common Stock underlying the 1999 Plan will be registered under the Securities Act upon the 1999 Plan being approved by the shareholders.

  THE BOARD OF DIRECTORS BELIEVES THAT THE 1999 EMPLOYEE STOCK OPTION AND INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF SUCH PLAN.

Summary of the 1999 Plan

  The 1999 Plan will authorize the grant of up to 4,000,000 Aztar Shares (which may be authorized and unissued shares, treasury shares or a combination thereof) pursuant to options, restricted shares, deferred stock and performance shares granted to officers and key employees of Aztar and its subsidiaries during the period commencing with shareholder approval of the 1999 Plan and ending on the tenth anniversary thereof. The 1999 Plan also provides for the award of performance shares to officers and employees in key positions of Aztar or its subsidiaries to encourage them to achieve Aztar profit and growth objectives. The total number of persons who may receive grants of options, awards of restricted stock or deferred stock, or grants of performance shares under the 1999 Plan is estimated by the Company to be approximately 30. All grants or awards under the 1999 Plan will be made in consideration of services rendered or to be rendered by the recipients thereof. The Compensation and Stock Option Committee (the "Committee") will determine the number of shares for which options and other awards may be granted to any employee. The Plan provides for adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. Aztar Shares which are attributable to options which expire or are otherwise terminated without being exercised or to awards of restricted stock, deferred stock or performance shares which are forfeited will be available for issuance in connection with future grants or awards under the 1999 Plan.

Options

  Options to be granted under the 1999 Plan may be either "incentive stock options" within the meaning of Section 422(a) of the Internal Revenue Code (the "Code") or nonqualified options. Options will be exercisable within 10 years after the date of the grant. Option periods may be extended. No option can be granted at an option price of less than 100% of fair market value at the time the option is granted in the case of an incentive stock option and shall not, in any event, be less than par value. In the case of incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares granted to any optionee (under all plans of Aztar and any parent or subsidiary corporation) which may become exercisable for the first time in any calendar year may not exceed $100,000, or such other limit as may be imposed under the Code. If and to the extent determined by the Committee which administers the 1999 Plan in granting any option, upon exercise of such option the option price and any withholding tax required by law may be paid in cash, in Aztar Shares (value at their fair market value on the date of exercise) or by a combination of cash and such shares. The 1999 Plan will also authorize the Committee to grant stock appreciation rights ("SARs"), limited stock appreciation rights ("LSARs") or both.

Restricted Stock/Deferred Stock

  Shares of restricted stock or deferred stock awarded under the 1999 Plan will be restricted as to transfer and subject to forfeiture during a specified period or periods. Each award will be subject to such conditions, terms, forfeitures and restrictions, including the lapse of such restrictions, as determined by the Committee. During such period of restriction, the recipient will have all other rights of a stockholder, including but not limited to the right to receive dividends and vote such shares. Shares of restricted stock or deferred stock awarded, and any right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, pledged or otherwise encumbered during the period of restriction applicable to such share. The Committee will have the discretion to accelerate the lapse of restrictions in certain circumstances.

Performance Shares

  Performance Shares granted under the 1999 Plan will permit recipients to earn such awards over time, payable in cash or Aztar Shares, based on attainment of specified performance goals.

Termination and Amendment

  The Aztar Board may amend, suspend or terminate the 1999 Plan at any time but no such action may adversely affect the rights of optionees under any option, restricted share, deferred stock, performance share, SAR or LSAR previously granted and no amendment may increase the total number of shares which may be issued under the 1999 Plan.

                      CERTAIN FEDERAL INCOME TAX EFFECTS

  The following discussion is for general information only and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders of the Common Stock in light of their individual investment circumstances or to certain types of holders subject to special tax rules, nor does it address specific state, local or foreign tax consequences. This summary assumes that the Common Stock acquired upon exercise of an option or vesting of a restricted award will be held as a "capital asset" (generally property held for investment) under the Code.

Nonqualified Stock Options

  A participant will generally not be subject to Federal income tax upon the grant of a nonqualified stock option (a "NSO"). Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount as the participant recognizes ordinary income.

  A participant will recognize a capital gain or capital loss upon a sale or exchange of stock acquired upon exercise of an NSO in an amount equal to the difference between the fair market value of such stock on the date it was acquired and the amount realized in the sale or exchange. Such gain or loss will be long-term if the stock has been held for more than one year.

Incentive Stock Options

  A participant will not be subject to tax upon the grant of an incentive stock option (an "ISO") or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.")

  If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant.

  If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain realized by the participant will be subject to tax as short-term or long-term capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term capital gain if the participant's holding period for the stock at the time of disposition is more than one year.

  The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

Exercise with Shares

  According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of stock already owned by the participant will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for NSOs. (See "Certain Federal Income Tax Effects-- Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction,
(ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) a participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence on the date of receipt.

  The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Stock Appreciation Rights

  A participant will not be taxed at the time of grant of SARs. Upon the exercise of SARs, the amount of any cash and the Fair Market Value as of the date of exercise of Common Stock received is taxable to the participant as ordinary income. The Company will generally be entitled to a deduction at the same time and in an amount equal to the amount included in the participant's income. Upon the sale of shares acquired upon the exercise of SARs, a participant will recognize capital gain or loss (assuming such Common Stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the Fair Market Value of such Common Stock on the date that governs the determination of his ordinary income. The capital gain or loss will be long-term or short-term depending upon whether the shares have been held for more than one year after the date on which the income was realized by the participant.

Restricted Awards

  In the case of a restricted award, a participant generally will not be subject to tax upon the grant of such an award, but, rather, the participant will recognize ordinary income in an amount equal to (i) the fair market value of the stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (ii) the price, if any, paid by the participant to purchase such stock. The Company will be entitled to a deduction at the time when and in the amount that the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. The Company will be entitled to a tax deduction at the time when and to the extent that income is recognized by the participant. Nevertheless, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return from December 30, 1993 to December 31, 1998, of the Company, the Standard & Poor's 500 Index, the Dow Jones Casino Industry Group, the Russell 2000 Index and the Chicago Board Options Exchange Gaming Index (the "GAX"). The Company plans to use the Russell 2000 Index and the GAX Index in future graphs. The Company is not a participant in the S&P 500 Index (comprised of large cap companies) and is no longer a participant in the Dow Jones Casino Industry Group (the Company was a participant in the DJCIG when it was originally selected as a peer group index). The Company is currently a participant in both the Russell 2000 Index and the GAX Index. The Russell 2000 Index is comprised of companies with more similar market capitalization to the Company. The graph assumes an investment of $100 on December 30, 1993 in each of Common Stock, the stocks comprising the Standard & Poor's 500 Index, the stocks comprising the Dow Jones Casino Industry Group, the stocks comprising the Russell 2000 Index and the stocks comprising the GAX.

                         Aztar Total Cumulative Return
                     vs. S&P 500, DJCI, Russell 2000, GAX

                             [GRAPH APPEARS HERE]


                       12/30/93       12/29/94       12/28/95       1/2/97      1/1/98        12/31/98
                       --------       --------       --------       ------      ------        --------
AZR                      100.0          88.46         119.23        111.54       98.08          77.89
DJCI                     100.0          77.12          98.94        111.45       98.33          67.27
S&P500                   100.0          98.40         131.04        157.27      207.07         262.30
GAX                      100.0          74.24          87.08         89.65       89.72          67.09
Russell 2000             100.0          96.37         122.56        140.11      170.58         164.71

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

  The cost of this solicitation will be borne by the Company. The solicitation of proxies will be made primarily by mail. Regular employees of the Company may solicit proxies by telephone or telegraph or in person. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy materials to principals. In addition, the Company has retained Beacon Hill Partners to assist in the solicitation of proxies at an estimated cost of $5,500.

  Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be available to respond to appropriate questions from the Company's Shareholders. The representatives will have an opportunity to make a statement at the Meeting if they desire to do so.

  Unless otherwise required by law or the Company's Certificate of Incorporation or By-Laws, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of any matter other than the election of Directors which properly comes before the Meeting or any adjournments or postponements thereof. Under applicable Delaware law, in determining whether any such other matter has received the affirmative vote of the requisite number of shares of Common Stock, (i) abstentions will be counted and will have the same effect as a vote against such other matter,
(ii) to the extent that applicable stock exchange rules provide the broker with discretionary authority with respect to such matter, broker non-votes will be counted and will have the same effect as a vote against such other matter and (iii) to the extent that applicable stock exchange rules do not provide the broker with discretionary authority with respect to such matter, broker non-votes will be excluded.

  As previously disclosed, the Company's By-Laws require Shareholders who intend to nominate directors or propose new business at any Annual Meeting to provide advance notice of such intended action as well as certain additional information. This By-Law provision requires Shareholders to provide the Company with notice of their intent to nominate directors or to propose new business at an Annual Meeting not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if the Annual Meeting is not held within 30 days of the date of the immediately preceding Annual Meeting, then Shareholders must provide advance notice to the Company within 10 days after notice or prior public disclosure of the Annual Meeting is given or made to Shareholders.

  The Company's 1998 Annual Meeting was held on May 12, 1998, and the 1999 Annual Meeting is scheduled to be held on May 6, 1999, which is within 30 days of the anniversary date of the 1998 Annual Meeting. Accordingly, assuming the 1999 Annual Meeting is held as scheduled, notice of a proposed director nomination or new business to be brought before the 1999 Annual Meeting must have been received in proper form on or after February 11, 1999, and on or prior to March 13, 1999. In addition, assuming the 1999 Annual
Meeting is held as scheduled and the 2000 Annual Meeting of Shareholders is held within 30 days of May 6, 2000, notice of a proposed director nomination or new business to be brought before the 2000 Annual Meeting must be received in proper form on or after February 5, 2000, and on or prior to March 7, 2000.

  During 1998, the Securities and Exchange Commission (the "SEC") adopted certain modifications to Rule 14a-4, Requirements as to Proxy. Rule 14a-4 provides that a proxy may expressly confer discretionary authority to vote on any matter raised at an Annual Meeting of Shareholders if the company did not have notice of the matter at least 45 days before the anniversary date of the first mailing of proxy materials made by the company the prior year or date specified by an advance notice provision. The Company is considering amending its By-Laws so that the advance notice provisions will coincide with or precede the advance notice provision in the newly adopted Rule 14a-4.

  In accordance with federal securities laws, proposals to be submitted by Shareholders for consideration at the Company's next Annual Meeting and inclusion in the Company's 2000 Proxy Statement must be received by the Company at its executive offices in Phoenix, Arizona, not later than November 30, 1999.

                                   EXHIBIT A

                               AZTAR CORPORATION
                 1999 EMPLOYEE STOCK OPTION AND INCENTIVE PLAN

Section 1. General Purpose of Plan; Definitions.

  The name of this plan is the Aztar Corporation 1999 Employee Stock Option and Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on February 24, 1999, subject to the approval of the stockholders of the Company (defined below) at the next annual meeting of the stockholders of the Company. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to the Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

  For purposes of the Plan, the following terms shall be defined as set forth below:

  (1) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2.

  (2) "Board" means the Board of Directors of the Company.

  (3) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  (4) "Committee" means the Compensation and Stock Option Committee of the Board or any committee the Board may subsequently appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

  (5) "Company" means Aztar Corporation, a Delaware corporation, and any successor corporation.

  (6) "Deferred Stock" means an award made pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period.

  (7) "Disability" means the inability of a Participant to perform substantially his duties and responsibilities to the Company or any Parent Corporation or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

  (8) "Eligible Recipient" means an officer or employee of the Company or any Parent Corporation or Subsidiary, responsible for, or in a position to contribute to, the management, growth and/or profitability of the business of the Company and its Subsidiaries.

  (9) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

  (10) "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of a share of Stock on such date as reported in The Wall Street Journal, or the average of the closing price of a share of Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, (C) in the case of a Limited Stock Appreciation Right, the "Change of Control Price" (as defined in the agreement evidencing such Limited Stock Appreciation Right) of a share of Stock as of the date of exercise or (D) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

  (11) "Incentive Stock Option" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

  (12) "Limited Stock Appreciation Right" means a Stock Appreciation Right that can be exercised only in the event of a "Change of Control" (as defined in the award evidencing such Limited Stock Appreciation Right).

  (13) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

  (14) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

  (15) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2, to receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

  (16) "Performance Share" means an award of shares of Stock pursuant to
Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

  (17) "Restricted Stock" means an award granted pursuant to Section 7 of shares of Stock subject to certain restrictions.

  (18) "Stock" means the common stock, par value $.01 per share, of the Company.

  (19) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

  (20) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5.

  (21) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2. Administration.

  The Plan shall be administered in accordance with the requirements of
Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3") by the Board or by the Committee, which shall be appointed by, and serve at the pleasure of, the Board.

  The Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Performance Shares,

(e) Deferred Stock or (f) any combination of the foregoing. In particular, the Administrator shall have the authority to:

    (a) select Eligible Recipients to be Participants;

    (b) determine whether and to what extent Stock Options, Stock
  Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted hereunder to Participants;

    (c) determine the number of shares of Stock to be covered by each award granted hereunder;

    (d) determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted or Deferred Stock awards and the conditions under which restrictions applicable to such Restricted or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares);

    (e) determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing granted hereunder; and

    (f) to reduce the exercise price of any Stock Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Stock Option has declined since the date the Stock Option was granted.

  The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

Section 3. Stock Subject to Plan.

  The total number of shares of Stock reserved and available for issuance under the Plan shall be 4,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and Performance Shares may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 500,000 shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

  Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

  Upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution ("spin-off") in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of all or substantially all of the assets of the Company as an entirety ("asset sale"); the Administrator shall, in such manner, to such extent (if any) and at such time, in each case as it deems appropriate and equitable in the circumstances under its sole discretion:

    (a) proportionately adjust any or all of (1) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of any awards granted hereto (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Stock (or other securities or property) subject to any or all outstanding awards granted hereunder, (3) the grant, purchase, or exercise price of any or all outstanding awards granted hereunder, (4) the securities, cash or other property deliverable upon exercise of any outstanding awards granted hereunder, or (5) the performance standards appropriate to any outstanding awards granted hereunder, or

    (b) in the case of a reclassification, recapitalization, merger, consolidation, combination, or other reorganization, spin off or asset sale, make provision for a cash payment or for the substitution or exchange of any or all outstanding share-based awards granted hereunder or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards granted hereunder, based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.

  In each case, with respect to awards of Incentive Stock Options, no adjustment will be made that would cause the Plan to violate Section 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby.

  In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders of the Company generally.

Section 4. Eligibility.

  Eligible Recipients shall be eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards or Performance Shares hereunder. The Participants under the Plan shall be selected from time to time by the Administrator from among the Eligible Recipients recommended by the senior management of the Company.

Section 5. Stock Options.

  Stock Options may be granted alone or in addition to other awards granted under the Plan. Stock Options granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of such Stock Option. More than one Stock Option may be granted to the same optionee and be outstanding concurrently hereunder.

  Stock Options granted under the Plan may be (i) Incentive Stock Options or
(ii) Non-Qualified Stock Options. The Administrator shall have the authority to grant any officer or employee of the Company (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

  (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value on such date and shall not, in any event, be less than the par value (if any) of a share of Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company, any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value on the date such Incentive Stock Option is granted.

  (2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, the option term may be extended beyond such ten year term in the sole discretion of the Administrator, unless shareholder approval is otherwise required by applicable law. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company, any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

  (3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, including but not limited to in connection with any "Change of Control" as defined in the award agreement evidencing such Stock Option.

  (4) Method of Exercise. Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price. As determined by the Administrator, payment in whole or in part may be made (i) in cash or its equivalent, (ii) by means of any cashless exercise procedure approved by the Administrator, (iii) in the form of unrestricted Stock owned by the optionee which, (x) in the case of unrestricted Stock acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which such Stock Option shall be exercised, or (iv) in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value on the date the Stock Option is exercised); provided, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. If payment of the exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon such exercise shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon such exercise. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 10(1).

  The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

  (5) Loans. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding Stock Options, as the Administrator, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the holder of the Stock Option in favor of the Company,
(ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and
(iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value (if any) of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator provided, that each loan shall comply with all applicable laws, including, without limitation, the regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

  (6) Non-Transferability of Options. Unless otherwise determined by the Administrator, no Stock Option shall be transferable.

  (7) Termination of Employment or Service. If an optionee's employment with the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

  (8) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, any Parent Corporation or Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6. Stock Appreciation Rights.

  (1) Grant and Exercise. Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

  A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

  A Related Right may be exercised by an optionee, in accordance with Section 6(2), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(2). Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

  (2) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

    (a) Related Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, that (i) Limited Stock Appreciation Rights may only be exercised within the 30-day period following a "Change of Control" (as defined by the Administrator in the agreement evidencing such Limited Stock Appreciation Right) and (ii) no Related Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

    (b) Upon the exercise of a Related Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator determining the form of payment.

    (c) Related Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(6).

    (d) Upon the exercise of a Related Right, the Stock Option or part thereof to which such Related Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Right.

    (e) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value exceeds the exercise price of such Stock Option.

    (f) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, that no Free Standing Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Right prior to the expiration of such six-month period.

    (g) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted.

    (h) Upon the exercise of a Free Standing Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Stock in respect to which the right is being exercised, with the Administrator determining the form of payment.

    (i) Free Standing Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(6).

    (j) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant.

Section 7. Restricted Stock, Deferred Stock and Performance Shares.

  (1) General. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of such awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of such awards; the Restricted Period (as defined below) and performance objectives applicable to Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse; and all other conditions of such awards. The Administrator may also condition the grant of such awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine. The provisions of such awards need not be the same with respect to each recipient. In the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 5(5) with respect to the exercise of Stock Options.

  (2) Awards and Certificates. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (an "Award Agreement") and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award.

  The Company may require that stock certificates evidencing Restricted Stock or Performance Share awards be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any such award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

  With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by such award.

  (3) Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

    (a) Subject to the provisions of the Plan and the Award Agreement governing such award, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock; provided, that the Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service, death or Disability or the occurrence of a "Change of Control" as defined in the Award Agreement evidencing such award.

    (b) Except as provided in Section 7 (3)(a), the Participant shall generally have all of the rights of a stockholder with respect to shares of Restricted Stock or Performance Shares, during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to stock subject to Deferred Stock awards during the Restricted Period; provided, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator shall otherwise determine.

    (c) The rights of holders of Restricted Stock, Deferred Stock and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Award Agreement governing such awards.

Section 8. Amendment and Termination.

  The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

  (1) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

  (2) change the class of officers and employees eligible to participate in the Plan; or

  (3) extend the maximum option period under Section 5(2).

  Notwithstanding the foregoing, stockholder approval under this Section 9 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company.

  The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

Section 9. Unfunded Status of Plan.

  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10. General Provisions.

  (1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

  All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

  (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any officer or employee of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its officers or employees at any time.

  (3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

  (4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11. Effective Date of Plan.

  The Plan shall become effective upon approval by the stockholders of the Company.

Section 12. Term of Plan.

  No Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                               AZTAR CORPORATION

PROXY
                        ANNUAL MEETING OF SHAREHOLDERS

                                  May 6, 1999

          This Proxy is solicited on behalf of the Board of Directors

    The undersigned hereby appoints Robert M. Haddock and Nelson W. Armstrong, Jr., and each of them, with full power of substitution, attorneys and proxies, to represent and to vote all shares of Common Stock, par value $.01 per share ("Aztar Common Stock"), of Aztar Corporation ("Aztar") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 6, 1999, at 11:00 a.m., local time, at The Tropicana Casino and Resort, Brighton Avenue and The Boardwalk, Atlantic City, New Jersey (the "Meeting") and at any adjournments or postponements thereof, as directed on the reverse side of this proxy, with all powers the undersigned would possess if personally present at the Meeting.

   THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

            IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED,
            YOU WILL BE DEEMED TO HAVE VOTED FOR PROPOSALS 1 and 2.
                                             ---
    This proxy will be voted as directed on the reverse side. If no specifications are made, your shares will be voted FOR Proposal 1--all nominees for director named above and FOR Proposal 2--approval of the Aztar Corporation 1999 Employee Stock Option and Incentive Plan. Broker non-votes will be excluded. In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the named proxies, or any substitute or substitutes, who shall be present and act at the Meeting (or if only one shall be present and act, then that one) shall have all the powers of the named proxies hereunder.

                         (Please sign on reverse side)

                             FOLD AND DETACH HERE

                          [LOGO OF AZTAR CORPORATION]

                                             Please mark
                                             your votes
                                            as indicated
                                           in this example     [X]

       THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL THE BOARD OF DIRECTORS OF AZTAR RECOMMENDS A VOTE FOR PROPOSAL


                                                       FOR                    WITHHOLD AUTHORITY
1.  The election as directors of all               all nominees                  to vote for
    nominees listed below (except as               listed below               all nominees below
    marked to the contrary):                           [_]                           [_]

    John B. Bohle, Linda C. Faiss and Paul E. Rubeli (to withhold authority to vote for any individual nominee, check the "FOR all nominees" box above and write that nominee's name in the space provided below.)
    --------------------------------------------------
                                                     FOR     AGAINST   ABSTAIN
2.  Approval of the Aztar Corporation                [_]       [_]       [_]
    1999 Employee Stock Option and
    Incentive Plan.

3. With discretionary power upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.


IF RETURNED CARDS ARE SIGNED AND DATED
BUT NOT MARKED, THE UNDERSIGNED WILL BE
DEEMED TO HAVE VOTED FOR PROPOSALS 1
AND 2 AND TO HAVE APPOINTED THE PROXIES
WHOSE NAMES APPEAR ON THE FACE HEREOF
TO VOTE ON SUCH OTHER MATTERS AS MAY BE
PROPERLY BEFORE THEM.

Proxies can only be given by shareholders of record on March 10, 1999: Please sign your name below exactly as it appears hereon. When shares of Aztar Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) ____________________________   Date ______________________________
NOTE: (Please sign as name appears hereon. Joint Owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such.)


                             FOLD AND DETACH HERE